RESIGNATION LETTER
July 24, 2025
The Board of Directors, Inc. PetMed Express, Inc.
420 South Congress Avenue Delray Beach, Florida 33445
Ladies and Gentlemen:
Please accept this letter as my formal resignation from the board of directors of PetMed Express, Inc. (the “Company”) effective immediately. Please note that my resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
I have appreciated the opportunity to serve on the Company’s board and wish you and the Company the best as you continue to move forward.

PETMED EXPRESS, INC.

By:	/s/ Diana Purcel
Name:	Diana Purcel

4930-0116-9751.1